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                                                                    Exhibit 99.1

             Certification of President and Chief Executive Officer

         The undersigned President and Chief Executive Officer of Suncoast Bancorp, Inc. does hereby certify, to such officer's knowledge, that this report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operation of Suncoast Bancorp, Inc.


                                          /s/ John T. Stafford
                                          --------------------------------------
                                          John T. Stafford
                                          President and Chief Executive Officer

Date:  March 20, 2003